Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2026, relating to the financial statements of Suja Life Holdings, L.P. appearing in Registration Statement No. 333-294971 on Form S-1 of Suja Life, Inc.

/s/ Deloitte & Touche LLP

San Diego, California

May 8, 2026